                               [LOGO NEWCOURT]






                      CERTIFICATE OF SERVICING OFFICER



     The undersigned, not in his/her individual capacity but as an officer of Newcourt Financial USA Inc. (the "Servicer"), hereby certifies on behalf of the Servicer that the Monthly Report attached hereto is accurate and no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred. Capitalized terms used but no defined herein are defined in the Sale and Servicing Agreement, dated as of November 1, 1997, among the Servicer, Newcourt Receivables Corporation II, Newcourt Receivables Asset Trust 1997-1 and Manufacturers and Traders Trust Company, as Indenture Trustee.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 15th day of May, 1998.


                                       NEWCOURT FINANCIAL USA INC., as Servicer


                                       By:      /s/ Daniel A. Jauernig
                                           ------------------------------------

                                       Name:        Daniel A. Jauernig
                                       Title:       Chief Financial Officer

NEWCOURT RECEIVABLES ASSET TRUST 1997-1                                  Page 1

     Beginning of Period:                               04/01/98
     End of Period:                                     04/30/98
     Payment Date:                                      05/20/98
     Date of Report:                                    05/15/98

WATERFALL DISTRIBUTIONS

                                                 Collections
                                                   Account
--------------------------------------------------------------------------------
Cash Collections                                   19,625,420.32
Interest Earned on Collections Account                 82,293.31
Interest Earned on Reserve Account                     31,908.06
Recoveries on Defaulted Contracts                     896,498.65
Servicer Advances (net of collections to
 reimburse prior Servicer Advances)                         0.00
--------------------------------------------------------------------------------

Available Amount                                   20,636,120.34

ALLOCATIONS

  (A)  Unreimbursed Servicer Advances                       0.00

  (B)  Servicing Fee                                  227,441.25

  (C)  A-1 Interest                                   242,382.46

  (D)  A-2 Interest                                   444,366.40

  (E)  A-3 Interest                                   544,868.30

  (F)  A-4 Interest                                   862,921.79

  (G)  B Interest                                      98,629.19

  (H)  C Interest                                      58,499.77

  (I)  D Interest                                     123,197.30

  (J)  A-1 Principal Payment Amount                18,033,813.88

  (K)  A-2 Principal Payment Amount                         0.00

  (L)  A-3 Principal Payment Amount                         0.00

  (M)  A-4 Principal Payment Amount                         0.00

  (N)  B Principal Payment Amount                           0.00

  (O)  C Principal Payment Amount                           0.00

  (P)  D Principal Payment Amount                           0.00

  (Q)  Reserve Fund Deposit                                 0.00

  (R)  Excess to Certificateholders                         0.00

NEWCOURT RECEIVABLES ASSET TRUST 1997-1                                  Page 2

SERVICING & INTEREST CALCULATIONS



SERVICING FEE DUE

  (a)  ADCB                                       454,882,507.08
  (b)  Servicing Fee Rate                                 0.600%
  (c)  30                                                     30
  (d)  360                                                   360
  (e)  Current Servicing Due                          227,441.25

  (f)  Prior Month's Arrearage                              0.00

  (g)  Total Servicing Due                            227,441.25


A-1 INTEREST

  (a)  A-1 Rate                                           5.815%
  (b)  Days in Period                                         30
  (c)  360                                                   360
  (d)  Beginning A-1 Balance                       50,018,736.18
  (e)  Current Interest Due (a*d*b/c)                 242,382.46

  (f)  Prior Month's Arrearage                              0.00

  (g)  Total Interest Due                             242,382.46


A-2 INTEREST

  (a)  A-2 Rate                                           6.040%
  (b)  30                                                     30
  (c)  360                                                   360
  (d)  Beginning A-2 Balance                       88,284,716.00
  (e)  Current Interest Due (a*d*b/c)                 444,366.40

  (f)  Prior Month's Arrearage                              0.00

  (g)  Total Interest Due                             444,366.40


A-3 INTEREST

  (a)  A-3 Rate                                           6.110%
  (b)  30                                                     30
  (c)  360                                                   360
  (d)  Beginning A-3 Balance                      107,011,777.00
  (e)  Current Interest Due (a*d*b/c)                 544,868.30

  (f)  Prior Month's Arrearage                              0.00

  (g)  Total Interest Due                             544,868.30


A-4 INTEREST

  (a)  A-4 Rate                                           6.193%
  (b)  30                                                     30
  (c)  360                                                   360
  (d)  Beginning A-4 Balance                      167,205,901.00
  (e)  Current Interest Due (a*d*b/c)                 862,921.79

  (f)  Prior Month's Arrearage                              0.00

  (g)  Total Interest Due                             862,921.79


B INTEREST

  (a)  B Rate                                             6.320%
  (b)  30                                                     30
  (c)  360                                                   360
  (d)  Beginning B Balance                         18,727,061.00
  (e)  Current Interest Due (a*d*b/c)                  98,629.19

  (f)  Prior Month's Arrearage                              0.00

  (g)  Total Interest Due                              98,629.19

C INTEREST

  (a)  C Rate                                             6.560%
  (b)  30                                                     30
  (c)  360                                                   360
  (d)  Beginning C Balance                         10,701,178.00
  (e)  Current Interest Due (a*d*b/c)                  58,499.77

  (f)  Prior Month's Arrearage                              0.00

  (g)  Total Interest Due                              58,499.77


D INTEREST

  (a)  D Rate                                             9.210%
  (b)  30                                                     30
  (c)  360                                                   360
  (d)  Beginning D Balance                         16,051,766.00
  (e)  Current Interest Due (a*d*b/c)                 123,197.30

  (f)  Prior Month's Arrearage                              0.00

  (g)  Total Interest Due                             123,197.30

NEWCOURT RECEIVABLES ASSET TRUST 1997-1                                  Page 3

PRINCIPAL CALCULATIONS


CLASS A-1 PRINCIPAL AMOUNT

  (a)  Prior Month's Balance                       50,018,736.18
  (b)  Amount Due                                  50,018,736.18
  (c)  Amount Paid                                 18,033,813.88

  (d)  Current Month's Ending Balance              31,984,922.30


CLASS A-2 PRINCIPAL AMOUNT

  (a)  Prior Month's Balance                       88,284,716.00

  (b)  Beginning Principal All Class A Notes      362,502,394.00
  (c)  Class A Percentage                              88.85246%
  (d)  ADCB                                       437,226,930.21
  (e)  Amount Due                                           0.00
  (f)  Amount Paid                                          0.00

  (g)  Current Month's Ending Balance              88,284,716.00


CLASS A-3 PRINCIPAL AMOUNT

  (a)  Prior Month's Balance                      107,011,777.00

  (b)  Beginning Principal All Class A Notes      362,502,394.00
  (c)  Class A Percentage                              88.85246%
  (d)  ADCB                                       437,226,930.21
  (e)  Amount Due                                           0.00
  (f)  Amount Paid                                          0.00

  (g)  Current Month's Ending Balance             107,011,777.00


CLASS A-4 PRINCIPAL AMOUNT

  (a)  Prior Month's Balance                      167,205,901.00

  (b)  Beginning Principal All Class A Notes      362,502,394.00
  (c)  Class A Percentage                              88.85246%
  (d)  ADCB                                       437,226,930.21
  (e)  Amount Due                                           0.00
  (f)  Amount Paid                                          0.00

  (g)  Current Month's Ending Balance             167,205,901.00


CLASS B PRINCIPAL AMOUNT

  (a)  Prior Month's Balance                       18,727,061.00

  (b)  Beginning Principal All Class B Notes       18,727,061.00
  (c)  Class B Percentage                               4.59016%
  (d)  ADCB                                       437,226,930.21
  (e)  Amount Due                                           0.00
  (f)  Amount Paid                                          0.00

  (g)  Current Month's Ending Balance              18,727,061.00


CLASS C PRINCIPAL AMOUNT

  (a)  Prior Month's Balance                       10,701,178.00

  (b)  Beginning Principal All Class C Notes       10,701,178.00
  (c)  Class C Percentage                               2.62295%
  (d)  ADCB                                       437,226,930.21
  (e)  Amount Due                                           0.00
  (f)  Amount Paid                                          0.00

  (g)  Current Month's Ending Balance              10,701,178.00


CLASS D PRINCIPAL AMOUNT

  (a)  Prior Month's Balance                       16,051,766.00

  (b)  Beginning Principal All Class D Notes       16,051,766.00
  (c)  Class D Percentage                               3.93443%
  (d)  ADCB                                       437,226,930.21
  (e)  Amount Due                                           0.00
  (f)  Amount Paid                                          0.00

  (g)  Current Month's Ending Balance              16,051,766.00

NEWCOURT RECEIVABLES ASSET TRUST 1997-1                                  Page 4

RESTRICTING EVENT CALCULATIONS



RESTRICTING EVENTS

a)                                 Over 60 Days
                                     Past Due                       ADCB
    Two Months Prior               5,427,371.05                474,967,822.22
    Prior Month                    5,175,704.85                454,882,507.08
    Current Period                 4,425,577.96                437,226,930.21

          Total                   15,028,653.86

          Delinquency Ratio                                             1.10%

          Trigger Level                                                 3.00%

          RESTRICTING EVENT? (YES/NO)                                      NO



b)                                 Defaulted
                                   Contracts                   Recoveries                     ADCB
    Five Months Prior                      0.00                          0.00            523,421,355.63
    Four Months Prior                640,247.32                          0.00            506,323,977.85
    Three Months Prior             2,190,121.94                     96,224.20            489,755,923.84
    Two Months Prior                 668,252.00                    524,268.86            474,967,822.22
    Prior Month                    1,545,109.52                    142,131.16            454,882,507.08
    Current Period                 2,257,035.12                    896,498.65            437,226,930.21

          Total                    7,300,765.990                 1,659,122.87

          2 times Defaults-Recoveries/Average ADCB                                                2.35%

          Trigger Level                                                                           3.00%

          RESTRICTING EVENT? (YES/NO)                                                                NO


c)  A Notes Outstanding
      (A) Reserve Fund Balance                                                             8,025,883.00
      (B) Difference between ADCD and Class A Notes                                       42,739,613.91
      (C) (A + B)                                                                         50,765,496.91

          Target Subordination                                                            10,701,177.67

          RESTRICTING EVENT? (YES/NO)                                                                NO

    A Notes Retired
      (A) Reserve Fund Balance                                                             8,025,883.00
      (B) Reserve Fund Amount                                                              8,025,883.00

          RESTRICTING EVENT? (YES/NO)                                                                NO


d)        Has a Servicer Default or Event of
          Default occurred and is continuing?                                                        No

          RESTRICTING EVENT? (YES/NO)                                                                NO

NEWCOURT RECEIVABLES ASSET TRUST 1997-1                                  Page 5

RESERVE FUND CALCULATIONS



RESERVE FUND
    Beginning Balance               8,025,883.00
    Required Balance                8,025,883.00
    Deposit/(Withdrawal)                    0.00
    Ending Balance                  8,025,883.00

NEWCOURT RECEIVABLES ASSET TRUST 1997-1                                  Page 6

BOND PRINCIPAL FACTORS


A-1                   25.1698198%
A-2                  100.0000000%
A-3                  100.0000000%
A-4                  100.0000000%
B                    100.0000000%
C                    100.0000000%
D                    100.0000000%